EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Old National Bancorp of our report dated January 22, 2003 relating to the financial statements, which appears in Old National Bancorp's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Chicago, Illinois
April 28, 2003